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Exhibit 99.e(i)


                                BT ADVISOR FUNDS
                             DISTRIBUTION AGREEMENT

                                   Appendix A
                              as of August 11, 1998
                            as Revised: June 12, 2001

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                                                    Distribution        Service
Series                                Class             Fee               Fee
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U.S. Bond Index Fund              Premier Class         None              None

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EAFE(R)Equity Index Fund          Premier Class         None              None

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